Exhibit (h)(4)

                                    EXHIBIT A

         THIS EXHIBIT A, effective as of August 1, 2008 is Exhibit A to that certain Sub-Administration and Accounting Services Agreement dated as of December 3, 2007 between PFPC Inc. and HighMark Capital Management, Inc.

                                   PORTFOLIOS

HighMark Balanced Fund

HighMark Cognitive Value Fund

HighMark Core Equity Fund

HighMark Enhanced Growth Fund

HighMark Fundamental Equity Fund

HighMark International Opportunities Fund

HighMark Large Cap Growth Fund

HighMark Large Cap Value Fund

HighMark Small Cap Advantage Fund

HighMark Small Cap Growth Fund

HighMark Small Cap Value Fund

HighMark Value Momentum Fund

HighMark Capital Growth Allocation Fund

HighMark Diversified Equity Allocation Fund

HighMark Growth & Income Allocation Fund

HighMark Income Plus Allocation Fund

HighMark Bond Fund

HighMark California Intermediate Tax-Free Bond Fund

HighMark National Intermediate Tax-Free Bond Fund

HighMark Short Term Bond Fund

HighMark California Tax-Free Money Market Fund

HighMark Diversified Money Market Fund

HighMark Treasury Plus Money Market Fund

HighMark U. S. Government Money Market Fund

HighMark 100% U. S. Treasury Money Market Fund